UNITED STATES SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): September 18, 2007
Asyst Technologies, Inc.
(Exact Name of Registrant as Specified in Charter)

California	000-22430	94-2942251

(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification Number)

46897 Bayside Parkway, Fremont, California	94538

(Address of Principal Executive Offices)	(Zip Code)
Registrant’s telephone number, including area code: (510) 661-5000

(Former Name or Former Address, if Changed Since Last Report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 5 — Corporate Governance and Management
Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
(e) Amendment of 2003 Equity Incentive Plan.
     On September 18, 2007, at the Registrant’s Annual Meeting of Shareholders, the Registrant’s shareholders approved an amendment to the Registrant’s 2003 Equity Incentive Plan (the “Plan”) that increased from 4,900,000 to 5,900,000 the aggregate number of shares of the Registrant’s common stock authorized for issuance under the Plan, and available for award as incentive stock options under the Plan.
     The Registrant’s board of directors previously approved this amendment to the Plan on July 23, 2007, subject to shareholder approval at the Annual Meeting. The Plan, as amended by this amendment, is included in the Proxy Statement for the Annual Meeting that the Registrant filed with the Securities and Exchange Commission on July 27, 2007.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

ASYST TECHNOLOGIES, INC.
Date: September 20, 2007	By:	/s/ Steve Debenham
Steve Debenham
Vice President, Secretary, and General Counsel